Exhibit 10.1

                                SALARY AGREEMENT
                                ----------------

     THIS SALARY AGREEMENT is made as of the 29th day of October 2004 by and between ANTs software inc., a Delaware corporation (the "Company"), and the undersigned employee ("Employee").

THE PARTIES HERETO AGREE AS FOLLOWS:

     1. Salary and Contingent Bonus. Employee and the Company agree that effective October 16, 2004, Employee's salary shall be set at One Hundred Thousand dollars ($100,000) per annum, subject to the Company's state federal and other withholding obligations, payable semi-monthly, and that Employee's salary shall remain at this level until mutual agreement between the Employee and the Company. In the event the Company raises $2.5 million (net of commissions) between November 1, 2004 and February 1, 2005 and in the event Employee is still employed by the Company, Employee shall receive a bonus ("Bonus") in an amount equal to $8,333 times the number of full months from October 16, 2004 until the date of payment of such Bonus. Employee understands and agrees that in performing services to the Company, Employee will not effect transactions in securities, and will not act, either directly or indirectly, as a broker, dealer, or investment advisor (as such terms are defined under applicable federal and state securities laws and regulations). Employee further understands and acknowledges that Employee's employment with the Company is not for a specified term, it is at-will, and may be terminated by Employee or the Company at any time without notice, for any reason and for no reason, with or without cause.

     2. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, representatives, successors and assigns of the parties hereto. Any party to this Agreement may waive any right it may have hereunder; provided that such waiver is in writing and specifically refers to this Agreement. No waiver will be deemed to be a waiver of any subsequent or other right, breach or default of the same or similar nature. This Agreement embodies the entire agreement and understanding of the parties hereto regarding the subject matter hereof, and supersedes all prior or contemporaneous agreements or understandings (whether written or oral) among the parties regarding the subject matter contained herein. This Agreement may not be modified, amended or terminated except by written agreement signed by both parties. This Agreement is made in the State of California and shall be governed by, and construed in accordance with, the laws of the State of California for contracts made and to be performed within California. Employee may not assign this Agreement, or assign Employee's rights or delegate Employee's duties hereunder, without the prior written consent of the Company. Any provision of this Agreement which is illegal, invalid or unenforceable shall be ineffective to the extent of such illegality, invalidity or unenforceability, without affecting the remaining provisions hereof. No rules of construction are intended by the parties hereto or shall be invoked in the interpretation hereof and, for all purposes, the parties hereto shall all be deemed to be joint authors hereof. All notices, demands and other communications provided for hereunder shall be personally delivered in writing.

     IN WITNESS WHEREOF, the parties have executed this Agreement by their agent duly authorized as of the date first above written.


         ANTs software inc.
         a Delaware corporation                               EMPLOYEE


    By:  /s/   Francis K. Ruotolo           By:            /s/ Girish Mundada
         -------------------------                ------------------------------
         Francis K. Ruotolo,
         Chief Executive Officer            Name: ______________________________

         801 Mahler Road, Suite G
         Burlingame, CA 94010               Address: ___________________________

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